EXHIBIT  DESCRIPTION

99       Press Release issued by the Registrant on May 11, 2004.

                                                                   EXHIBIT 99.2
                                                                   ------------


              CHESAPEAKE ENERGY CORPORATION ANNOUNCES AGREEMENT TO ACQUIRE $425 MILLION OF NATURAL GAS PROPERTIES, ADDITIONS TO HEDGING POSITIONS AND INCREASES IN 2004 PRODUCTION FORECASTS

         THROUGH ACQUISITION OF PRIVATELY-HELD GREYSTONE PETROLEUM LLC,
            CHESAPEAKE ACQUIRES ATTRACTIVE NATURAL GAS ASSETS IN THE
                     ARK-LA-TEX REGION OF NORTHERN LOUISIANA

       CHESAPEAKE HEDGES PROJECTED 45 MMCF OF DAILY NATURAL GAS PRODUCTION
               FROM THE ACQUIRED PROPERTIES FOR JUNE 2004 THROUGH
                    JUNE 2005 AT $6.25 PER MCF OF NATURAL GAS

OKLAHOMA CITY, OKLAHOMA, MAY 11, 2004 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has entered into an agreement to acquire natural gas assets in the Ark-La-Tex region of northern Louisiana through the $425 million acquisition of the equity interests of Houston-based, privately-held Greystone Petroleum LLC. Greystone's major asset is its 16,100 gross acre contiguous leasehold position over the crest of the giant Sligo Field located in Bossier Parish, Louisiana. Discovered in 1938, Sligo has produced 1.6 tcfe of natural gas from the Rodessa, Pettit, Hosston and Cotton Valley formations at depths of 4,100 feet to 9,600 feet.

Through this transaction, Chesapeake anticipates acquiring an internally estimated 214 billion cubic feet of gas equivalent proved reserves (bcfe), 51 bcfe of probable and possible reserves and production of 45 million cubic feet of natural gas equivalent production (mmcfe) per day. Pro forma for this acquisition, Chesapeake's proved oil and natural gas reserves will be approximately 3.8 trillion cubic feet of natural gas equivalent (tcfe) and its projected June 2004 production will exceed 950 million cubic feet of natural gas equivalent per day. The company plans to increase production from the Greystone properties by approximately 50% to 65-70 mmcfe per day through a 2-4 rig drilling program during the next 12-18 months. Chesapeake has identified approximately 70 proved undeveloped and 75 probable and possible locations on the acreage.

After allocating approximately $65 million of the purchase price to unevaluated leasehold and mid-stream gas assets, Chesapeake's acquisition cost per thousand cubic feet of gas equivalent (mcfe) of proved reserves will be $1.68. Including anticipated future drilling costs for fully developing the proved, probable and possible reserves, the company estimates that its all-in acquisition cost for the 265 bcfe of estimated reserves will be $1.94 per mcfe. The proved reserves have a reserves-to-production index of 13.0 years, are 98% gas, are 93% operated, are 55% proved developed and have current lease operating expenses of $0.39 per mcfe. Greystone's very low lease operating expenses (approximately $0.35 per mcfe below the industry average) create unusually high economic value per mcfe of proved reserves.

The acquisition is expected to close on June 2, 2004 and is subject to customary closing conditions. The company intends to finance the acquisition using a combination of proceeds from a new private issue of senior notes, borrowings from the company's newly expanded $500 million bank credit facility and cash on hand.

Greystone was formed in 1995 by Joe M. Bridges and Michael A. Geffert who later were joined as equity holders by the private equity firm First Reserve Corporation to help fund Greystone's acquisition of interests in the Sligo Field in 2002. Greystone was advised in the sale to Chesapeake by Simmons & Company International and Griffis & Associates, LLC. Chesapeake was advised by Randall & Dewey.

         CHESAPEAKE INCREASES 2004 PRODUCTION GUIDANCE AND ANNOUNCES NEW
              HEDGES FOR THE NATURAL GAS PRODUCTION BEING ACQUIRED

Chesapeake is today increasing its 2004 production forecast by 11.0 bcfe (3.3%) to a range of 341-347 bcfe (940 mmcfe per day at the mid-point) from a range of 330-336 (910 mmcfe per day at the mid-point). Approximately 9.7 bcfe of this
11.0 bcfe increase is attributable to the anticipated production from the Greystone transaction while 1.3 bcfe is attributable to anticipated higher production from better than expected recent drilling results.

Chesapeake has recently hedged the current daily natural gas production of 45 mmcf from the new acquisition at the attractive price of $6.25 per mcf for June 2004 through June 2005. The following tables compare Chesapeake's projected 2004-2007 oil and natural gas production volumes that have been hedged as of May 11, 2004 to what had been previously hedged as of April 26, 2004:


                       HEDGED POSITIONS AS OF MAY 11, 2004
                                  OIL                      NATURAL GAS
                   -----------------------------    ---------------------------
QUARTER OR YEAR      % HEDGED        $ NYMEX         % HEDGED        $ NYMEX
---------------
                   -------------    ------------    ------------    -----------
2004 1Q                  87%           $28.58            99%           $5.97
2004 2Q                 100%           $30.00            81%           $5.11
2004 3Q                  96%           $30.32            73%           $5.28
2004 4Q                  95%           $30.10            48%           $5.27
---------------    -------------    ------------    ------------    -----------
---------------    -------------    ------------    ------------    -----------
2004 TOTAL               95%           $29.80            74%           $5.44
===============    =============    ============    ============    ===========
===============    =============    ============    ============    ===========
2005                      9%           $31.56            28%           $5.12
2006                      -               -              10%           $4.88
2007                      -               -               7%           $4.76

                       HEDGED POSITIONS AS OF APRIL 26, 2004
                                   OIL                       NATURAL GAS
                   -----------------------------    ---------------------------
QUARTER OR YEAR      % HEDGED         $ NYMEX         % HEDGED      $ NYMEX
---------------
                   -------------    ------------    ------------    -----------
2004 1Q                  87%           $28.58            99%           $5.97
2004 2Q                 100%           $30.00            75%           $5.00
2004 3Q                  96%           $30.32            58%           $4.94
2004 4Q                  95%           $30.10            47%           $5.13
---------------    -------------    ------------    ------------    -----------
2004 TOTAL               95%           $29.80            69%           $5.35
===============    =============    ============    ============    ===========
2005                      9%           $31.56            27%           $5.03
2006                      -               -              10%           $4.88
2007                      -               -               8%           $4.76

Depending on changes in oil and natural gas futures markets and management's view of underlying oil and natural gas supply and demand trends, Chesapeake may either increase or decrease its hedging positions at any time in the future without notice.

Chesapeake's updated 2004 forecast is attached to this release in an Outlook dated May 11, 2004 labeled Schedule "A". This Outlook has been changed from the Outlook dated April 26, 2004 (attached as Schedule "B" for investors' convenience) to reflect the increased production forecast announced today and the projected effects from changes in our hedging positions.

                               MANAGEMENT COMMENTS

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "Today's announcement provides additional confirmation that Chesapeake continues to leverage its successful and balanced strategies of growth through the drillbit and growth through acquisitions from the Mid-Continent region into new areas such as the Permian Basin, South Texas, Texas Gulf Coast and now the Ark-La-Tex region. Today's transaction is consistent with Chesapeake's growth strategy of creating value by delivering profitable organic growth from our developmental and exploratory drilling programs complemented by acquiring and developing attractively-valued and under-exploited natural gas assets.

In addition, we have locked-in highly accretive returns from today's acquisition by hedging 100% of the anticipated production for June 2004 through June 2005 at a price well above the assumed prices we used to evaluate the acquired properties. In addition, by financing this acquisition using cash on hand and low-cost debt, this transaction will be strongly accretive to our shareholders. In this time of strong natural gas prices, high gas price volatility and low interest rates, we believe Chesapeake can generate unusually attractive returns for its shareholders by acquiring under-exploited, long-lived, onshore natural gas properties and hedging the acquired production volumes during times of gas price strength. We believe our ongoing consolidation of high-quality natural gas properties, followed by opportunistic hedging, and combined with our value-added drilling expertise will continue to be a winning formula for our shareholders in the years ahead."

                           CONFERENCE CALL INFORMATION

A conference call has been scheduled for this afternoon, Tuesday, May 11, 2004 at 5:00 p.m. EDT to discuss this acquisition. The telephone number to access the conference call is 913.981.5523. For those unable to participate in the conference call, a replay will be available from 9:00 p.m. EDT, May 11, 2004 through midnight EDT on Wednesday, May 26, 2004. The number to access the conference call replay is 719.457.0820 and the passcode is 437427. The conference call will also be simulcast live on the Internet and can be accessed at WWW.CHKENERGY.COM by selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on the website for one year.

THIS PRESS RELEASE AND THE ACCOMPANYING OUTLOOKS INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS GIVE OUR CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. THEY INCLUDE EXPECTATIONS REGARDING CLOSING OF THE ANNOUNCED ACQUISITIONS, ESTIMATES OF OIL AND GAS RESERVES, EXPECTED OIL AND GAS PRODUCTION AND FUTURE EXPENSES,
PROJECTIONS OF FUTURE OIL AND GAS PRICES, PLANNED CAPITAL EXPENDITURES AND ESTIMATED COSTS FOR DRILLING, LEASEHOLD ACQUISITIONS AND SEISMIC DATA, AND STATEMENTS CONCERNING ANTICIPATED CASH FLOW AND LIQUIDITY, BUSINESS STRATEGY AND OTHER PLANS AND OBJECTIVES FOR FUTURE OPERATIONS. DISCLOSURES CONCERNING DERIVATIVE CONTRACTS AND THEIR ESTIMATED CONTRIBUTION TO OUR FUTURE RESULTS OF OPERATIONS ARE BASED UPON MARKET INFORMATION AS OF A SPECIFIC DATE. THESE MARKET PRICES ARE SUBJECT TO SIGNIFICANT VOLATILITY. ALTHOUGH WE BELIEVE THE EXPECTATIONS AND FORECASTS REFLECTED IN THESE AND OTHER FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THEY WILL PROVE TO HAVE BEEN CORRECT. THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS ARE DESCRIBED UNDER "RISK FACTORS" IN ITEM 1 OF OUR 2003 ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). THEY INCLUDE THE VOLATILITY OF OIL AND GAS PRICES; ADVERSE EFFECTS OUR SUBSTANTIAL INDEBTEDNESS COULD HAVE ON OUR OPERATIONS AND FUTURE GROWTH; OUR ABILITY TO COMPETE EFFECTIVELY AGAINST STRONG INDEPENDENT OIL AND GAS COMPANIES AND MAJORS; THE COST AND AVAILABILITY OF DRILLING AND PRODUCTION SERVICES; POSSIBLE FINANCIAL LOSSES AS A RESULT OF OUR COMMODITY PRICE AND INTEREST RATE RISK MANAGEMENT ACTIVITIES; UNCERTAINTIES INHERENT IN ESTIMATING QUANTITIES OF OIL AND GAS RESERVES, INCLUDING RESERVES WE ACQUIRE, PROJECTING FUTURE RATES OF PRODUCTION AND THE TIMING OF DEVELOPMENT EXPENDITURES; EXPOSURE TO POTENTIAL LIABILITIES OF ACQUIRED PROPERTIES; OUR ABILITY TO REPLACE RESERVES; THE AVAILABILITY OF CAPITAL; CHANGES IN INTEREST RATES; AND DRILLING AND OPERATING RISKS. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND WE UNDERTAKE NO OBLIGATION TO UPDATE THIS INFORMATION.

THE SEC HAS GENERALLY PERMITTED OIL AND GAS COMPANIES, IN FILINGS MADE WITH THE SEC, TO DISCLOSE ONLY PROVED RESERVES THAT A COMPANY HAS DEMONSTRATED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. WE USE THE TERMS "PROBABLE" AND "POSSIBLE" RESERVES OR OTHER DESCRIPTIONS OF VOLUMES OF RESERVES POTENTIALLY RECOVERABLE THROUGH ADDITIONAL DRILLING OR RECOVERY TECHNIQUES THAT THE SEC'S GUIDELINES MAY PROHIBIT US FROM INCLUDING IN FILINGS WITH THE SEC. THESE ESTIMATES ARE BY THEIR NATURE MORE SPECULATIVE THAN ESTIMATES OF PROVED RESERVES AND ACCORDINGLY ARE SUBJECT TO SUBSTANTIALLY GREATER RISK OF BEING ACTUALLY REALIZED BY THE COMPANY. WE CANNOT ASSURE YOU THAT WE CAN RECOVER OUR ESTIMATED VOLUMES OF OIL AND NATURAL GAS RESERVES.

THE ANNOUNCEMENT OF A PROPOSED OFFERING OF SENIOR NOTES IN THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SENIOR NOTES. THE TERMS OF ANY SUCH OFFERING AND THE SENIOR NOTES OFFERED THEREBY HAVE NOT BEEN DECIDED. THE SENIOR NOTES WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE LAWS.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT U.S. NATURAL GAS PRODUCERS. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND ARK-LA-TEX REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.

                                  SCHEDULE "A"

                              CHESAPEAKE'S OUTLOOK

                               AS OF MAY 11, 2004

QUARTER ENDING JUNE 30, 2004; YEAR ENDING DECEMBER 31, 2004.
We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of May 11, 2004, we are using the following key assumptions in our projections for the second quarter of 2004 and the full-year 2004.

The primary changes from our April 26, 2004 guidance are in italicized bold and are explained as follows:

1) We have increased our production forecast for the second quarter and full-year 2004 because of the Greystone acquisition and better than expected recent drilling results.
2) We have included the effects of financing the Greystone transaction with $300 million of senior notes and $125 million of bank debt.
3)   We  have  updated  the  projected  effects  from  changes  in  our  hedging positions.
4) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only. They are not a forecast of our expectations for 2004 oil and natural gas prices.

                                                                  Quarter Ending            Year Ending
                                                                  JUNE 30, 2004         DECEMBER 31, 2004
                                                                  -------------         -----------------

Estimated Production:
  Oil - Mbo                                                           1,540                    6,185
  Gas - Bcf                                                          74 - 75                 304 - 310
  Gas Equivalent - Bcfe                                              83 - 84                 341 - 347
  Daily gas equivalent midpoint - in  Mmcfe                            918                      940
NYMEX Prices
 (for calculation of realized hedging effects only):
  Oil - $/Bo                                                         $30.87                     $30.00
  Gas - $/Mcf                                                         $5.35                      $5.14
Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                         -$2.75                    -$2.72
  Gas - $/Mcf                                                        -$0.70                    -$0.71
Estimated Realized Hedging Effects
 (based on expected NYMEX prices above):
  Oil - $/Bo                                                         -$0.71                    +$0.05
  Gas - $/Mcf                                                        -$0.06                    +$0.33
Operating Costs per Mcfe of Projected Production:
  Production expense                                               $0.55 - 0.60             $0.55 - 0.60
  Production taxes (generally 7% of O&G revenues)                  $0.28 - 0.30             $0.28 - 0.32
  General and administrative                                       $0.10 - 0.11             $0.10 - 0.11
  Stock based compensation (non-cash)                              $0.02 - 0.03             $0.02 - 0.03
  DD&A - oil and gas                                               $1.52 - 1.56             $1.52 - 1.60
  Depreciation of other assets                                     $0.07 - 0.09             $0.07 - 0.09
  Interest expense(a)                                              $0.49 - 0.53             $0.45 - 0.50
Other Income and Expense per Mcfe:
  Marketing and other income                                       $0.02 - 0.04             $0.02 - 0.04

Book Tax Rate                                                          36%                      36%
Equivalent Shares Outstanding:
  Basic                                                               241 mm                   247 mm
  Diluted                                                             304 mm                   305 mm

Capital Expenditures:
  Drilling, leasehold and seismic                                  $200 - $225 mm           $875 - $925 mm

(a) Does not include gains or losses on interest rate derivatives (SFAS 133).


COMMODITY HEDGING ACTIVITIES
Periodically the company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

     (i) For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.
     (ii)For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.
     (iii)Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The company currently has in place the following natural gas swaps:

                                                                      % Hedged
                                                                 -----------------------------
                               Avg.                  Avg. NYMEX                    Open Swap
                              NYMEX                   Price                      Positions as
                              Strike                 Including     Assuming       a % of
                    Open      Price     Gain from    Open and        Gas         Estimated
                    Swaps     of Open    Locked       Locked      Production     Total Gas
                   in Bcf's   Swaps      Swaps       Positions   in Bcf's of:    Production
                  --------   -------   ----------   ----------   -------------   ------------
2004:
1st Qtr               69.5      $5.94       $0.03      $5.97          70.1          99%
2nd Qtr               60.4      $5.11       $0.00      $5.11          74.5          81%
3rd Qtr               58.4      $5.28       $0.00      $5.28          80.0          73%
4th Qtr               39.6      $5.27       $0.00      $5.27          82.4          48%
----------------------------------------------------------------------------------------------
Total 2004           227.9      $5.43       $0.01      $5.44         307.0          74%
==============================================================================================
Total 2005            88.4      $5.12       $0.00      $5.12         320.0          28%
==============================================================================================

Total 2006            32.9      $4.88       $0.00      $4.88         330.0          10%
==============================================================================================

==============================================================================================
Total 2007            25.6      $4.76       $0.00      $4.76         340.0           7%
----------------------------------------------------------------------------------------------

==============================================================================================
TOTALS
----------------------------------------------------------------------------------------------
2004-2007            374.8      $5.26       $0.01      $5.27       1,297.0          29%
==============================================================================================

The company has also entered into the following natural gas basis protection swaps:


                                                                 Assuming Gas
                            Annual                             Production in Bcf's
                        Volume in Bcf's       NYMEX less:             of:             %Hedged
                       ----------------    ----------------    -----------------      -------

2004                        157.4                    0.173             307.0            52%
2005                        109.5                    0.156             320.0            34%
2006                         47.5                    0.155             330.0            14%
2007                         63.9                    0.166             340.0            19%
2008                         64.0                    0.166             350.0            18%
2009                         37.0                    0.160             360.0            10%
                       -----------------      ----------------    ------------------    -----
Totals                      479.3             $      0.164*          2,007.0            24%
                       =================      ================    ==================    =====

* weighted average

The company has entered into the following crude oil hedging arrangements:

                                                         % Hedged
                                                -----------------------------
                                                 Assuming        Open Swap
                                       Avg.         Oil         Positions as
                          Open        NYMEX      ProdutionN     % of Total
                        Swaps in      Strike      in Mmbo's      Estimated
                         Mmbo's       Price         of:         Production
                        --------      ------     ----------     ------------

Q1 - 2004*                 1,270         $28.58       1,465           87%

Q2 - 2004*                 1,540         $30.00       1,540          100%

Q3 - 2004*                 1,519         $30.32       1,590           96%

Q4 - 2004*                 1,518         $30.10       1,590           95%
                        ----------- ------------ -------------- --------------

Total 2004*                5,847         $29.80       6,185           95%
                        =========== ============ ============== ==============

Total 2005*                  548         $31.56       6,360            9%
                        =========== ============ ============== ==============

*Swaps with a knockout price of $21.00, with the exception of 2,000 bopd in 2004 with a knockout price of $24.00, with an additional 1,000 bopd in Q2 2004 at $24.00, 1,000 bopd in Q3 and Q4 2004 with a knockout price of $23.00, 2,000 bopd for 1/04 and 3-8/04 at a knockout price of $22.00, 3,000 bopd in 2/04 at a knockout price of $22.00 and 1,500 bopd from 4/04 through 12/05 at a knockout price of $26.00.

                                  SCHEDULE "B"

                    CHESAPEAKE'S OUTLOOK AS OF APRIL 26, 2004
                          (PROVIDED FOR REFERENCE ONLY)

                  NOW SUPERSEDED BY OUTLOOK AS OF MAY 11, 2004

QUARTER ENDING JUNE 30, 2004; YEAR ENDING DECEMBER 31, 2004.
We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of April 26, 2004, we are using the following key assumptions in our projections for the second quarter of 2004 and the full-year 2004.

The primary changes from our March 23, 2004 guidance are in italicized bold and are explained as follows:

1) We have replaced our 2004 first quarter forecast with our initial forecast for the 2004 second quarter.
2)   We  have  updated  the  projected  effects  from  changes  in  our  hedging positions.
3) We have included estimates of non-cash expense associated with the issuance of restricted stock under stock-based compensation plans.
4) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only. They are not a forecast of our expectations for 2004 oil and natural gas prices.

                                                                  Quarter Ending            Year Ending
                                                                  JUNE 30, 2004         DECEMBER 31, 2004
                                                                  -------------         -----------------

Estimated Production:

  Oil - Mbo                                                           1,540                    6,185
  Gas - Bcf                                                          73 - 74                 293 - 299
  Gas Equivalent - Bcfe                                              82 - 83                 330 - 336
  Daily gas equivalent midpoint - in  Mmcfe                            907                      910
NYMEX Prices
 (for calculation of realized hedging effects only):
  Oil - $/Bo                                                         $28.67                     $29.45
  Gas - $/Mcf                                                         $4.96                      $5.04
Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                         -$2.75                    -$2.72
  Gas - $/Mcf                                                        -$0.70                    -$0.71
Estimated Realized Hedging Effects
 (based on expected NYMEX prices above):
  Oil - $/Bo                                                          $1.34                     $0.57
  Gas - $/Mcf                                                         $0.13                     $0.28
Operating Costs per Mcfe of Projected Production:
  Production expense                                               $0.55 - 0.60             $0.55 - 0.60
  Production taxes (generally 7% of O&G revenues)                  $0.28 - 0.30             $0.28 - 0.32
  General and administrative                                       $0.10 - 0.11             $0.10 - 0.11
  Stock based compensation (non-cash)                              $0.02 - 0.03             $0.02 - 0.03
  DD&A - oil and gas                                               $1.52 - 1.56             $1.52 - 1.60
  Depreciation of other assets                                     $0.07 - 0.09             $0.07 - 0.09
  Interest expense(a)                                              $0.49 - 0.53             $0.45 - 0.50
Other Income and Expense per Mcfe:
  Marketing and other income                                       $0.02 - 0.04             $0.02 - 0.04

Book Tax Rate                                                          36%                      36%
Equivalent Shares Outstanding:
  Basic                                                               241 mm                   247 mm
  Diluted                                                             304 mm                   305 mm

Capital Expenditures:
  Drilling, leasehold and seismic                                 $200 - $225 mm           $850 - $900 mm

(a) Does not include gains or losses on interest rate derivatives (SFAS133).

COMMODITY HEDGING ACTIVITIES

Periodically the company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

(i) For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.
(ii)For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.
(iii)Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or losses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The company currently has in place the following natural gas swaps:

                                                                          % Hedged
                                                                 -----------------------------
                               Avg.                  Avg. NYMEX                    Open Swap
                              NYMEX                   Price                      Positions as
                              Strike                 Including     Assuming       a % of
                    Open      Price     Gain from    Open and        Gas         Estimated
                    Swaps     of Open    Locked       Locked      Production     Total Gas
                   in Bcf's   Swaps      Swaps       Positions   in Bcf's of:    Production
                  --------   -------   ----------   ----------   -------------   ------------
2004:
-----
1st Qtr             69.5       $5.94      $0.03      $5.97            70.1           99%
2nd Qtr             55.0       $5.00      $0.00      $5.00            73.5           75%
3rd Qtr             43.7       $4.94      $0.00      $4.94            75.0           58%
4th Qtr             35.4       $5.13      $0.00      $5.13            76.0           47%
----------------------------------------------------------------------------------------------
Total 2004         203.6       $5.34      $0.01      $5.35           294.6           69%
==============================================================================================

==============================================================================================
Total 2005          81.2       $5.03      $0.00      $5.03           305.0           27%
==============================================================================================

==============================================================================================
Total 2006          32.9       $4.88      $0.00      $4.88           315.0           10%
==============================================================================================

==============================================================================================
Total 2007          25.6       $4.76      $0.00      $4.76           325.0            8%
----------------------------------------------------------------------------------------------

==============================================================================================
TOTALS
----------------------------------------------------------------------------------------------
2004-2007          343.3       $5.18      $0.01      $5.19         1,239.6           28%
==============================================================================================

                  NOW SUPERSEDED BY OUTLOOK AS OF MAY 11, 2004

The company has also entered into the following natural gas basis protection swaps:


                                                                 Assuming Gas
                            Annual                             Production in Bcf's
                        Volume in Bcf's       NYMEX less:             of:             %Hedged
                       ----------------    ----------------    -------------------    -------

2004                        157.4              0.173                 294.6               53%
2005                        109.5              0.156                 305.0               36%
2006                         47.5              0.155                 315.0               15%
2007                         63.9              0.166                 325.0               20%
2008                         64.0              0.166                 335.0               19%
2009                         37.0              0.160                 345.0               11%
                       -----------------   ----------------    -----------------      -------
Totals                      479.3          $   0.164*              1,919.6               25%
                       =================   ================    =================      ======

* weighted average


The company has entered into the following crude oil hedging arrangements:

                                                         % Hedged
                                                -----------------------------
                                                 Assuming        Open Swap
                                       Avg.         Oil         Positions as
                          Open        NYMEX      ProdutionN     % of Total
                        Swaps in      Strike      in Mmbo's      Estimated
                         Mmbo's       Price         of:         Production
                        --------      ------     ----------     ------------

Q1 - 2004*                 1,270       $28.58       1,465           87%

Q2 - 2004*                 1,540       $30.00       1,540          100%

Q3 - 2004*                 1,519       $30.32       1,590           96%

Q4 - 2004*                 1,518       $30.10       1,590           95%
                        ----------- ------------ -------------- --------------

Total 2004*                5,847       $29.80       6,185           95%
                        =========== ============ ============== ==============

TOTAL 2005*                  548       $31.56       6,360            9%
                        =========== ============ ============== ==============

*Swaps with a knockout price of $21.00, with the exception of 2,000 bopd in 2004 with a knockout price of $24.00, with an additional 1,000 bopd in Q2 2004 at $24.00, 1,000 bopd in Q3 and Q4 2004 with a knockout price of $23.00, 2,000 bopd for 1/04 and 3-8/04 at a knockout price of $22.00, 3,000 bopd in 2/04 at a knockout price of $22.00 and 1,500 bopd from 4/04 through 12/05 at a knockout price of $26.00.















                  NOW SUPERSEDED BY OUTLOOK AS OF MAY 11, 2004